EXHIBIT 23(b)

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
The Toro Company:

     We consent to the use of our report dated December 8, 2003 incorporated by reference in this Form S-8. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets on November 1, 2001.

/s/ KPMG LLP

Minneapolis, Minnesota
October 4, 2004